Exhibit 23
Consent of the Independent Registered Public Accounting Firm
HearUSA Inc.
West Palm Beach, Florida
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-128605), Form S-8 (File No. 333-08523), Form S-8 (File No. 333-73022), and Form S-8 (File No. 333-144904) of HearUSA, Inc. our report dated March 27, 2009 relating to the consolidated financial statements and financial statement schedule of HearUSA Inc., which appears in this Form 10-K.
BDO Seidman, LLP
Certified Public Accountants
West Palm Beach, Florida
March 27, 2009